UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 16, 2009
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 16, 2009, Baxter International Inc. issued an earnings press release for the quarterly period ended March 31, 2009. The press release, including attachments, is furnished as Exhibit 99.1 to this report.
The press release furnished as Exhibit 99.1 contains financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures include adjusted net income, adjusted earnings per diluted share and adjusted pre-tax income, each excluding special items. Special items are excluded because they are unusual or nonrecurring and accordingly can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period.
Management believes that non-GAAP earnings measures, when used in conjunction with the results presented in accordance with GAAP and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of the company’s operations and can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance from one period to another. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and in some cases for purposes of determining incentive compensation.
The company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits.
           99.1 Press Release dated April 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Deputy General Counsel and Corporate Secretary

Date: April 16, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 16, 2009.